Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Paul Strobel, President, Chief Executive Officer and Treasurer of Grizzly Gold Corp. (the “Company”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended October 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 23, 2013

/s/ Paul Strobel

---------------------

Paul Strobel

President, Chief Executive Officer, and Treasurer

(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)